UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2025
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Suite 101, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 18, 2025, Krispy Kreme Doughnut Corporation (“KKDC”), a North Carolina corporation and an indirect, wholly-owned subsidiary of Krispy Kreme, Inc. (the “Company”), a Delaware corporation, entered into a Share Purchase Agreement (the “Agreement”) with Lei Inc. (“Lei”), a Japanese corporation formed as a special purpose vehicle by a fund of Unison Capital, Inc., whereby KKDC agreed to sell to Lei all of the outstanding capital stock of Krispy Kreme Doughnut Japan Co. Ltd. (“KKDJ”), a Japanese corporation and a wholly-owned subsidiary of KKDC (the “Sale”), which is also a party to the Agreement.
The purchase price is calculated based on KKDJ’s enterprise value which is defined as a multiple of KKDJ’s fiscal year 2025 Adjusted EBITDA (as defined in the Agreement). The purchase price is subject to customary adjustments for a transaction of this type, including net working capital, to the extent actual net working capital exceeds the negotiated upper or lower thresholds, cash, and indebtedness. The Company expects proceeds to be approximately $65 million USD.
The Agreement contains customary representations and warranties of the parties, covenants regarding the conduct of KKDJ’s business prior to closing, and customary post-closing covenants. The Agreement also includes indemnification provisions in favor of the parties.
The Sale is expected to close in the first quarter of 2026. The closing of the Sale is subject to customary closing conditions, including, among others, the accuracy of representations and warranties, compliance with covenants, receipt of third-party consents, absence of certain material adverse effects, and the delivery of customary closing deliverables. The Agreement may be terminated by the parties under certain circumstances, including by mutual consent or upon the occurrence of specified termination events.
In addition, pursuant to the Agreement, KKDC and KKDJ agreed to enter into a development and franchise agreement to be effective at closing.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 28, 2025.
Item 7.01. Regulation FD Disclosure.
On December 19, 2025, the Company issued a press release announcing the Sale. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Krispy Kreme, Inc., dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Agreement, including the Sale and expected proceeds, and the expected timing of closing of the Sale. Forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “will,” “expect,” or, in each case, the negatives of these words, or comparable terminology These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements including, without limitation: the transaction may be delayed, cancelled, suspended or terminated; the final proceeds to the Company from the Sale are subject to KKDJ’s fiscal 2025 Adjusted EBITDA results and exchange rate fluctuations; the conditions to the completion of the transaction may not be satisfied; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME, INC.

Dated: December 19, 2025

By:    /s/ Joshua Charlesworth

Name:	Joshua Charlesworth
Title:	Chief Executive Officer